EXHIBIT 99.1

Fulton Financial
corporation

FOR IMMEDIATE RELEASE	Contact: Laura J. Wakeley
717-291-2616

Fulton Financial Prices $230 Million Common Stock Offering

(April 30, 2010) – Lancaster, PA — Fulton Financial Corporation (NASDAQ:  FULT) today announced that it has priced a previously announced $230 million public offering of 21,800,948 shares of its common stock at a price to the public of $10.55 per share.  Fulton intends to use the net proceeds of this offering, together with other funds, to redeem all of the Series A Preferred Stock that it issued to the U.S. Department of the Treasury as part of the Treasury’s Troubled Asset Relief Program (TARP) at such time as its banking regulators authorize and the Treasury formally approves.  The closing is expected to occur on or about May 5, 2010, subject to customary closing conditions.

Barclays Capital Inc. is acting as the sole book-running manager for the offering, and has an option to buy up to an additional 3,270,142 shares of Fulton common stock, exercisable during the 30-day period following the date of the offering.

Fulton has an existing “shelf” registration statement on file with the Securities and Exchange Commission (SEC) and will file a prospectus supplement related to this offering.  Prospective investors should read the registration statement (including the base prospectus), the prospectus supplement and other documents Fulton has filed with the SEC for more complete information about Fulton and the offering.  Investors may obtain these documents without charge by visiting the SEC website at www.sec.gov.  The offering will be made only by means of a prospectus supplement and accompanying base prospectus, copies of which may be obtained from Barclays Capital Inc. c/o Broadridge Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, New York 11717, Barclaysprospectus@broadridge.com, 1-888-603-5847.  A copy of the prospectus supplement and accompanying base prospectus may also be obtained without charge by visiting the SEC website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor will there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that this news release contains forward-looking statements about Fulton, including statements about when and how Fulton will repay TARP.  Such forward-looking statements reflect Fulton’s current views and expectations based largely on information currently available to its management, and on its current expectations, assumptions, plans, estimates, judgments, and projections about its business and its industry, and they involve inherent risks, contingencies, uncertainties and other factors.  Although Fulton believes that these forward-looking statements are based on reasonable estimates and assumptions, Fulton is unable to provide any assurance that its expectations will, in fact, occur or that its estimates or assumptions will be correct.  Actual results could differ materially from those expressed or implied by such forward-looking statements and such statements are not guarantees of future performance.  Fulton undertakes no obligation to update or revise any forward-looking statements.  Accordingly, investors and others are cautioned not to place undue reliance on such forward-looking statements.  When words such as “believes,” “expects,” “anticipates,” “intends,” “forecasts,” “projects,” “will” and similar words and expressions are used in its press releases, Fulton is making forward-looking statements.

Many factors could affect future financial results, including without limitation:  asset quality and the impact of adverse changes in the economy and in credit or other markets and resulting effects on credit risk and asset values; acquisition and growth strategies; market risk; changes or adverse developments in economic, political or regulatory conditions; a continuation or worsening of the current disruption in credit and other markets, including the lack of or reduced access to, and the abnormal functioning of, markets for mortgages and other asset-backed securities and for commercial paper and other short-term borrowings; changes in the levels of Federal Deposit Insurance Corporation (“FDIC”) deposit insurance premiums and assessments; the effect of competition and interest rates on net interest margin and net interest income; investment strategy and income growth; investment securities gains and losses; declines in the value of securities which may result in charges to earnings; changes in rates of deposit and loan growth or a decline in loans originated; balances of risk-sensitive assets to risk-sensitive liabilities; salaries and employee benefits and other expenses; amortization of intangible assets; goodwill impairment; capital and liquidity strategies and requirements, and other financial and business matters for future periods.

For a more complete discussion of factors that could cause actual results to differ from expectations, refer to Fulton’s reports filed with the SEC and available on the SEC’s website at www.sec.gov, including its Annual Report on Form 10-K for the year ended December 31, 2009.

About Fulton Financial

Fulton Financial Corporation is a Lancaster, Pennsylvania-based financial holding company which has nearly 3,950 employees and operates more than 270 banking offices in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through the following affiliates:  Fulton Bank, N.A., Lancaster, PA; Swineford National Bank, Middleburg, PA; Lafayette Ambassador Bank, Easton, PA; FNB Bank, N.A., Danville, PA; Delaware National Bank, Georgetown, DE; The Bank, Woodbury, NJ; Skylands Community Bank, Hackettstown, NJ and The Columbia Bank, Columbia, MD.

Fulton’s investment management and trust services are offered at all banks through Fulton Financial Advisors, a division of Fulton Bank, N.A. Residential mortgage lending is offered by all banks through Fulton Mortgage Company.